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                                                                   EXHIBIT 14(a)



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders of Van Kampen Florida Insured Tax Free Fund and Van Kampen Insured Tax Free Income Fund:

We consent to the reference to us under the heading "Other Service Providers" on Form N-14 (the "Registration Statement") and to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information which also constitutes part of this Registration Statement.


                                                      /s/  KPMG LLP



Chicago, Illinois
June 17, 2002